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                                                                      EXHIBIT 11

                      COMPUTATION OF LOSS PER COMMON SHARE

                                                                     YEAR ENDED JUNE 30,
                                                            -------------------------------------
                                                               1998          1997         1996
                                                            -----------   ----------   ----------
Basic and diluted weighted average shares outstanding.....    7,116,059    7,048,967    3,685,705
                                                            ===========   ==========   ==========
Net loss..................................................  $(4,642,126)  $ (859,214)  $ (475,351)
                                                            ===========   ==========   ==========
Basic and diluted net loss per common share...............  $     (0.65)  $    (0.12)  $    (0.13)
                                                            ===========   ==========   ==========